UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Modiv Industrial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1500 North Grant Street #5609
Denver,	Colorado	80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, $0.001 par value per share	MDV	New York Stock Exchange
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDV.PA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
As previously disclosed, on May 3, 2026, Modiv Industrial, Inc. (the “Company” or “Modiv”) and Global Net Lease, Inc. (“GNL”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Modiv Operating Partnership, LP (the “Modiv Operating Partnership”), GNL, GNL Motion Merger Sub, LLC (“REIT Merger Sub”), Global Net Lease Operating Partnership, L.P. (the “GNL Operating Partnership”) and GNL Motion OpCo Merger Sub, LLC (“OpCo Merger Sub”). Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Modiv will merge with and into REIT Merger Sub with REIT Merger Sub being the surviving entity (such merger transaction, the “Modiv Merger”) at the effective time of the Modiv Merger. Contemporaneously therewith or immediately following the Modiv Merger, OpCo Merger Sub will merge with and into the Modiv Operating Partnership with the Modiv Operating Partnership being the surviving entity (such merger transaction, the “OpCo Merger” and, together with the Modiv Merger, the “Mergers”) at the effective time of the OpCo Merger.

On August 10, 2026, the Company held a virtual special meeting of stockholders (the “Special Meeting”) to consider the following proposals:

1.Merger Proposal. A proposal to approve the Modiv Merger, pursuant to the terms of the Merger Agreement, and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”).
2.Merger Compensation Proposal. A proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Modiv’s named executive officers in connection with the Mergers (the “Merger Compensation Proposal”).
3.Adjournment Proposal. A proposal to approve the adjournment of the Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

As of the close of business on June 22, 2026, the record date for the Special Meeting, there were 10,323,670 shares of the Company’s Class C common stock, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 6,762,735 shares of Common Stock, representing approximately 65.5% of the voting power of the outstanding shares of Common Stock entitled to vote, were present in person or represented by proxy at the Special Meeting, constituting a quorum to conduct business.

Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 24, 2026, The Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal were each approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are presented below.

Proposal 1: The Merger Proposal

Approval of the Merger Proposal required the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the Merger Proposal. The Merger Proposal was approved.

For	Against	Abstain
6,363,283	295,685	103,767

Proposal 2: The Merger Compensation Proposal

Approval of the Merger Compensation Proposal required the affirmative vote of a majority of votes cast on the Merger Compensation Proposal. The Merger Compensation Proposal was approved.

For	Against	Abstain
5,324,201	1,197,030	241,504

Proposal 3: The Adjournment Proposal

Approval of the Adjournment Proposal required the affirmative vote of a majority of votes cast on the Adjournment Proposal. The Adjournment Proposal was approved, but was not necessary in light of the approval of the Merger Proposal.

For	Against	Abstain
6,179,854	444,243	138,638

Item 7.01.	Regulation FD Disclosure.
Press Release

On August 10, 2026, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including the information in press release attached hereto as Exhibit 99.1, is “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information set forth Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached hereto as Exhibit 99.1, shall not be deemed to be incorporated by reference in the filings of the registrant under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release announcing results, dated as of August 10, 2026
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INDUSTRIAL, INC.

By:	/s/ JOHN C. RANEY
	Name:	John C. Raney
	Title:	Chief Financial Officer, General Counsel and Secretary

Date: August 10, 2026